Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents information about StepStone Group Inc.’s (the “Company”) consolidated balance sheet and statements of income, after giving effect to the acquisition of Greenspring Associates, Inc. and certain of its affiliates (the “Greenspring Acquisition”), and the related credit agreement entered into with various lenders (the “Credit Agreement”) as further described in note 1 (collectively, the “Transactions”). The unaudited pro forma condensed combined financial information is derived and should be read in conjunction with:

•

the Company’s historical unaudited condensed consolidated balance sheet as of June 30, 2021 and unaudited condensed consolidated statement of income for the three months ended June 30, 2021, filed with the SEC on August 12, 2021;

•	the Company’s historical audited consolidated statement of income for the fiscal year ended March 31, 2021, filed with the SEC on June 23, 2021;

•

Greenspring’s historical unaudited condensed combined balance sheet as of June 30, 2021 and unaudited condensed combined statement of operations for the three and six months ended June 30, 2021, included in this Form 8-K/A filing; and

•	Greenspring’s historical audited combined statement of operations for the fiscal year ended December 31, 2020, included in this Form 8-K/A filing.

In September 2020, the Company completed an initial public offering (“IPO”) and certain transactions as part of a corporate reorganization (the “Reorganization”) in which it issued 20,125,000 shares of Class A common stock in the IPO at a price of $18.00 per share. The net proceeds from the offering totaled $337.8 million, net of underwriting discounts of $24.5 million and before offering costs of $9.7 million that were incurred by the Partnership. The Company used approximately $209.8 million of the net proceeds from the offering to acquire 12,500,000 newly issued Class A units of the Partnership and approximately $128.0 million to purchase 7,625,000 Class B units from certain of the Partnership’s existing unitholders, including certain members of senior management.

The unaudited pro forma condensed combined balance sheet reflects the estimated effects of the Transactions as if it had been completed on June 30, 2021, and the unaudited pro forma condensed combined statements of income reflect the estimated effects of the IPO, Reorganization and Transactions as if they had been completed on April 1, 2020.

The Greenspring Acquisition was accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification 805, Business Combinations (“ASC 805”), with the Company representing the accounting acquirer. The following unaudited pro forma condensed combined financial information primarily gives effect to:

•	application of the acquisition method of accounting in connection with the Greenspring Acquisition;

•	adjustments to reflect the financing under the Credit Agreement; and

•	transaction costs incurred in connection with the Greenspring Acquisition.

The unaudited pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what the Company’s combined financial position or results of operations would have been had the transaction been completed as of the dates indicated. In addition, the unaudited pro forma financial statements do not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma financial statements contain adjustments that are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes to the information presented in the unaudited pro forma financial statements. The assumptions underlying the pro forma adjustments are described in greater detail in the accompanying notes to the unaudited pro forma financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2021

(in thousands)

	Historical Company	Historical Greenspring	Historical GP Entities	Debt Financing		Transaction Accounting Adjustments		StepStone Group Inc. Pro Forma Combined
Assets
Cash and cash equivalents	$218,580	$10,407	$—	$182,644	5(a)	$(202,954	) 5(c),5(g)	$208,677
Restricted cash	4,011	—	—	—		—		4,011
Fees and accounts receivable	42,004	3,542	—	—		—		45,546
Due from affiliates	6,819	625	—	—		—		7,444
Investments:
Investments in funds	82,894	—	—	—		—		82,894
Accrued carried interest allocations	1,072,673	—	—	—		—		1,072,673
Legacy Greenspring investments in funds and accrued carried interest allocations	—	1,781	1,046,911	—		(1,781	) 5(d)	1,046,911
Deferred income tax assets	94,447	—	—	—		(93,475	) 5(e)	972
Lease right-of-use assets, net	64,707	—	—	—		2,585	5(f)	67,292
Other assets and receivables	24,970	14,420	—	—		(12,308	) 5(g)	27,082
Intangibles, net	4,870	6	—	—		417,125	5(h)	422,001
Goodwill	6,792	—	—	—		568,681	5(i)	575,473

Total assets	$1,622,767	$30,781	$1,046,911	$182,644		$677,873		$3,560,976

Liabilities and stockholders’ equity
Accounts payable, accrued expenses and other liabilities	$45,992	$2,585	$—	$—		$17,769	5(j)	$66,346
Accrued compensation and benefits	51,003	631	—	—		—		51,634
Accrued carried interest-related compensation	562,531	—	—	—		—		562,531
Legacy Greenspring accrued carried interest-related compensation	—	—	856,100	—		—		856,100
Due to affiliates	126,594	—	—	—		—		126,594
Deferred income tax liabilities	—	—	—	—		10,063	5(k)	10,063
Debt obligations	—	19,511	—	182,644	5(b)	(19,511	) 5(g)	182,644
Lease liabilities	75,512	—	—	—		2,585	5(f)	78,097

Total liabilities	861,632	22,727	856,100	182,644		10,906		1,934,009

Class A common stock	40	5	—	—		8	5(l)	53
Class B common stock	55	—	—	—		—		55
Additional paid-in capital	205,561	19	—	—		361,585	5(l)	567,165
Retained earnings	99,057	6,655	—	—		9,529	5(l)	115,241
Accumulated other comprehensive income	215	1,375	—	—		(1,375	) 5(l)	215

Total StepStone Group Inc. stockholders’ equity	304,928	8,054	—	—		369,747		682,729
Non-controlling interests in subsidiaries	26,585	—	—	—		—		26,585
Non-controlling interests in legacy Greenspring entities	—	—	190,811	—		—		190,811
Non-controlling interests in the Partnership	429,622	—	—	—		297,220	5(l)	726,842

Total stockholders’ equity	761,135	8,054	190,811	—		666,967		1,626,967

Total liabilities and stockholders’ equity	$1,622,767	$30,781	$1,046,911	$182,644		$677,873		$3,560,976

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statements of Income

For the Three Months Ended June 30, 2021

(in thousands, except share and per share amounts)

	Historical Company	Historical Greenspring	Historical GP Entities	Debt Financing		Transaction Accounting Adjustments		StepStone Group Inc. Pro Forma Combined
Revenues
Management and advisory fees, net	$78,061	$19,547	$—	$—		$—		$97,608
Performance fees:
Incentive fees	4,182	—	—	—		—		4,182
Carried interest allocations	226,362	—	—	—		—		226,362
Legacy Greenspring carried interest allocations	—	—	198,997	—		—		198,997

Total revenues	308,605	19,547	198,997	—		—		527,149

Expenses
Compensation and benefits:
Cash-based compensation	42,671	8,936	—	—		—		51,607
Equity-based compensation	3,743	—	—	—		—		3,743
Performance fee-related compensation	110,880	—	—	—		—		110,880
Legacy Greenspring performance fee-related compensation	—	—	198,997	—		—		198,997

Total compensation and benefits	157,294	8,936	198,997	—		—		365,227
General, administrative and other	16,430	4,281	—	—		6,000	6(f),6(g),6(h)	26,711

Total expenses	173,724	13,217	198,997	—		6,000		391,938

Other income (expense)
Investment income	6,424	—	—	—		—		6,424
Legacy Greenspring investment income	—	—	19,553	—		—		19,553
Interest income	80	—	—	—		—		80
Interest expense	(6)	(212)	—	(1,124	) 6(e)	212	6(f)	(1,130)
Other income (loss)	(437)	—	—	—		—		(437)

Total other income	6,061	(212)	19,553	(1,124)		212		24,490

Income before income tax	140,942	6,118	19,553	(1,124)		(5,788)		159,701
Income tax expense	14,423	—	—	—		1,702	6(i)	16,125

Net income	126,519	6,118	19,553	(1,124)		(7,490)		143,576
Less: Net income attributable to non-controlling interests in subsidiaries	5,614	—	—	—		—		5,614
Less: Net income attributable to non-controlling interests in legacy Greenspring entities	—	—	19,553	—		—		19,553
Less: Net income attributable to non-controlling interests in the Partnership	79,255	—	—	—		(9,081	) 6(j)	70,174

Net income attributable to StepStone Group Inc.	$41,650	$6,118	$—	$(1,124)		$1,591		$48,235

Pro forma net income per share data: 6(k)
Net income per share of Class A common stock
Basic	$1.07							$0.92
Diluted	$1.06							$0.92
Weighted-average shares of Class A common stock
Basic	39,042,497							52,354,913
Diluted	42,885,231							55,747,011

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statements of Income

For the Year Ended March 31, 2021

(in thousands, except share and per share amounts)

	Historical Company	Historical Greenspring	Historical GP Entities	Reorganization and IPO Adjustments		Debt Financing		Transaction Accounting Adjustments		StepStone Group Inc. Pro Forma Combined
Revenues
Management and advisory fees, net	$285,462	$65,743	$—	$—		$—		$—		$351,205
Performance fees:
Incentive fees	5,474	—	—	—		—		—		5,474
Carried interest allocations	496,780	—	—	—		—		—		496,780
Legacy Greenspring carried interest allocations	—	—	508,608	—		—		—		508,608

Total revenues	787,716	65,743	508,608	—		—		—		1,362,067

Expenses
Compensation and benefits:
Cash-based compensation	157,123	30,581	—	—		—		(103	) 6(f)	187,601
Equity-based compensation	7,899	—	—	5,162	6(a)	—		—		13,061
Performance fee-related compensation	246,040	—	—	—		—		—		246,040
Legacy Greenspring performance fee-related compensation	—	—	508,608	—		—		—		508,608

Total compensation and benefits	411,062	30,581	508,608	5,162		—		(103)		955,310
General, administrative and other	48,485	16,535	—	—		—		52,009	6(f),6(g),6(h)	117,029

Total expenses	459,547	47,116	508,608	5,162		—		51,906		1,072,339

Other income (expense)
Investment income	16,407	—	—	—		—		—		16,407
Legacy Greenspring investment income	—	—	54,057	—		—		—		54,057
Interest income	413	—	—	—		—		—		413
Interest expense	(7,360)	(897)	—	7,319	6(b)	(4,495	) 6(e)	876	6(f)	(4,557)
Other income (loss)	220	—	—	—		—		—		220

Total other income	9,680	(897)	54,057	7,319		(4,495)		876		66,540

Income before income tax	337,849	17,730	54,057	2,157		(4,495)		(51,030)		356,268
Income tax expense	23,256	—	—	3,411	6(c)	—		1,701	6(i)	28,368

Net income	314,593	17,730	54,057	(1,254)		(4,495)		(52,731)		327,900
Less: Net income attributable to non-controlling interests in subsidiaries	23,176	—	—	—		—		—		23,176
Less: Net income attributable to non-controlling interests in legacy Greenspring entities	—	—	54,057	—		—		—		54,057
Less: Net income attributable to non-controlling interests in the Partnership	228,783	—	—	(13,603	) 6(d)	—		(45,256	) 6(j)	169,924

Net income attributable to StepStone Group Inc.	$62,634	$17,730	$—	$12,349		$(4,495)		$(7,475)		$80,743

Pro forma net income per share data: 6(k)
Net income per share of Class A common stock
Basic	$2.11									$1.92
Diluted	$2.06									$1.89
Weighted-average shares of Class A common stock
Basic	29,657,805									42,151,105
Diluted	33,274,804									45,279,461

See accompanying notes to unaudited pro forma condensed combined financial information.

Note 1 – Description of the Transaction

On September 20, 2021, the Company and StepStone Group LP, a Delaware limited partnership (the “Partnership”), completed the Greenspring Acquisition pursuant to the Transaction Agreement, dated July 7, 2021, by and among Greenspring, the Partnership, the Company, certain wholly-owned subsidiaries of the Company, sellers party thereto (the “Sellers”) and Shareholder Representative Services, LLC, solely in its capacity as the initial Seller Representative (the “Transaction Agreement”).

The aggregate consideration paid by the Company and the Partnership in the Greenspring Acquisition to the Sellers was approximately (i) $185 million in cash, (ii) 12,686,756 shares of the Class A common stock of the Company and (iii) 3,071,519 Class C units of the Partnership, each of which is exchangeable into one share of Class A common stock, in each case subject to certain adjustments (including customary adjustments for cash, debt, debt-like items, transaction expenses and net working capital at closing) (collectively, the “Transaction Consideration”).

The cash portion of the Transaction Consideration was financed under a $225 million revolving credit facility (“Revolver”) entered into on September 20, 2021 by the Company and the Partnership, with JPMorgan Chase Bank, N.A., acting as an administrative agent and collateral agent, and certain other lenders party thereto.

The Transaction Agreement also provides for the payment of up to $75 million of additional cash consideration as an earn-out payment to the Sellers, which shall be payable in 2025 subject to achievement by Greenspring of certain management fee revenue targets for the calendar year 2024.

Note 2 – Basis of Pro Forma Presentation

The Company’s fiscal year ends on March 31, and prior to the transaction, Greenspring’s fiscal year ended on December 31. To comply with SEC rules and regulations for companies with different fiscal year ends, the pro forma condensed combined financial information has been prepared utilizing periods that differ by less than 93 days.

•

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the Company’s historical unaudited condensed consolidated balance sheet as of June 30, 2021 and Greenspring’s historical unaudited condensed combined consolidated balance sheet as of March 31, 2021.

•

The unaudited pro forma condensed combined statement of income for the three months ended June 30, 2021 combines the Company’s historical unaudited condensed consolidated statement of income for the three months ended June 30, 2021 and Greenspring’s historical unaudited condensed combined consolidated statement of operations for the three months ended March 31, 2021.

•

The unaudited pro forma condensed combined statement of income for the year ended March 31, 2021 combines the Company’s historical audited consolidated statement of income for the fiscal year ended March 31, 2021 and Greenspring’s historical audited combined consolidated statement of operations for the fiscal year ended December 31, 2020.

The historical audited and unaudited financial statements of the Company and Greenspring were prepared in accordance with U.S. generally accepted accounting principles.

In connection with the Greenspring Acquisition, the Company, indirectly through its subsidiaries, became the sole and/or managing member of certain entities, each of which is the general partner of an investment fund (“legacy Greenspring GP entities”). The Company did not acquire any direct economic interests attributable to the legacy Greenspring GP entities, including legacy Greenspring investments in funds and carried interest allocations. However, certain arrangements negotiated as part of the acquisition represent variable interests that could be significant. The Company determined that the legacy Greenspring GP entities are VIEs and it is the primary beneficiary of each such entity because it has a controlling financial interest in each entity. As a result, the Company has included the historical financial position and results of operations of these entities in the unaudited pro forma condensed combined financial information. As the economic interests attributable to the legacy Greenspring GP entities are payable to the Sellers, who, subsequent to the Greenspring Acquisition, became employees of the Company, such economic interests in the legacy carried interest allocations and legacy Greenspring investments in funds, respectively, has been reflected as Greenspring performance fee-related compensation and non-controlling interests in legacy Greenspring entities in the unaudited pro forma condensed combined financial information.

In September 2020, the Company completed an IPO and the Reorganization in which it issued 20,125,000 shares of Class A common stock in the IPO at a price of $18.00 per share. The net proceeds from the offering totaled $337.8 million, net of underwriting discounts of $24.5 million and before offering costs of $9.7 million that were incurred by the Partnership. The Company used approximately $209.8 million of the net proceeds from the offering to acquire 12,500,000 newly issued Class A units of the Partnership and approximately $128.0 million to purchase 7,625,000 Class B units from certain of the Partnership’s existing unitholders, including certain members of senior management.

The unaudited pro forma condensed combined balance sheet reflects the estimated effects of the Transactions as if it had been completed on June 30, 2021, and the unaudited pro forma condensed combined statements of income reflect the estimated effects of the IPO, Reorganization and Transactions as if they had been completed on April 1, 2020.

The Greenspring Acquisition will be accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805, with the Company representing the accounting acquirer. In the unaudited pro forma condensed combined balance sheet, the Company has reflected the estimated acquisition date value of the assets acquired and liabilities assumed, based upon management’s preliminary estimate of their acquisition date fair values. The pro forma adjustments are preliminary and are based upon available information and certain assumptions, which management believes are reasonable under the circumstances and are described in the accompanying notes herein. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. Under ASC 805, generally all assets acquired and liabilities assumed are recorded at their acquisition date fair value. For purposes of the pro forma information presented herein, the fair value of Greenspring’s identifiable tangible and intangible assets acquired and liabilities assumed are based on preliminary estimates of fair values. The excess of the Transaction Consideration over the fair value of identified tangible and intangible assets acquired and liabilities assumed will be recognized as goodwill.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma condensed combined financial information includes unaudited pro forma adjustments that are (i) directly attributable to the transaction, (ii) factually supportable and (iii) in respect of the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the consolidated results.

The unaudited pro forma financial statements do not give effect to any cost savings, operating synergies or revenue synergies that may result from the transaction or the costs to achieve any synergies.

Note 3 – Conforming Accounting Policies

The Company had adopted ASC 842, Leases, prior to the acquisition as reflected in its quarterly report on Form 10-Q for the three months ended June 30, 2021 filed with the SEC. As of the acquisition date, Greenspring had not adopted ASC 842. As a result, the Company has reflected the adoption of ASC 842 by Greenspring in the unaudited pro forma condensed combined financial information. Currently, the Company is not aware of any other material differences between the accounting policies of the Company and Greenspring that would continue to exist subsequent to the application of acquisition accounting.

Note 4 – Estimated Purchase Price Consideration and Allocation

The estimated consideration for the Greenspring Acquisition is approximately $898.2 million, based on the closing share price of the Company’s Class A common stock of $44.03 on the Nasdaq Global Select Market on September 20, 2021.

The following table summarizes the components of the preliminary purchase price consideration reflected in the unaudited pro forma condensed combined financial information (dollars in thousands, except per share price):

Cash(1)	$186,577
Class A common stock(2)	558,598
Class C units(3)	135,239
Contingent consideration(4)	17,769

Total consideration	$898,183

(1)	The cash consideration was funded utilizing cash on hand and the net proceeds from the Revolver.
(2)	The fair value is based on the issuance of approximately 12.7 million shares of the Company’s Class A common stock, based on the closing price of $44.03 on September 20, 2021.
(3)	The fair value is based on the issuance of approximately 3.1 million Class C units of the Partnership based on the closing price of the Company’s Class A common stock of $44.03 on September 20, 2021.
(4)	Represents the estimated fair value of payment of up to $75 million of additional cash consideration as an earn-out to the Sellers.

The following is a preliminary allocation of the assets acquired and the liabilities assumed by the Company (dollars in thousands):

Cash, A/R, prepaids and other assets	$14,125
Intangible assets:
Management contracts	310,944
Service agreements	9,537
Client relationships	96,650

Total intangible assets	417,131
Legacy Greenspring investments in funds and accrued carried interest allocations	1,046,911
Goodwill	568,681
A/P, accrued expenses and other liabilities	(3,216)
Deferred tax liabilities	(98,538)
Legacy Greenspring accrued carried interest-related compensation	(856,100)
Non-controlling interests in legacy Greenspring entities	(190,811)

Net identifiable assets acquired	$898,183

The pro forma purchase price allocation presented above is preliminary based on an estimate of fair values of Greenspring’s identifiable tangible and intangible assets acquired and liabilities assumed. The final allocation of the purchase price will be determined at a later date. As such, the purchase price allocation may change. There can be no assurance that such revisions will not result in material changes.

Note 5 – Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021

The following describes the adjustments to the unaudited pro forma condensed combined balance sheet as of June 30, 2021:

Debt Financing

(a)	A net increase in cash and cash equivalents of $182.6 million as of June 30, 2021, relating to the net proceeds borrowed under the Revolver.

(b)

A net increase in debt obligations of $182.6 million, representing $185.0 million of borrowings under the Revolver used to fund a portion of the cash consideration, net of $2.4 million of debt issuance costs.

Transaction Accounting Adjustments

(c)	A net decrease in cash and cash equivalents of $200.4 million, reflecting:

i.	the payment of $186.6 million, representing the payment of the cash portion of the Transaction Consideration by the Company; and

ii.	the payment of $13.8 million in acquisition-related transaction costs by the Company.

(d)

A decrease in legacy Greenspring investments in funds and accrued carried interest allocations of $1.8 million relating to certain investments held by Greenspring that were not acquired by the Company, but are included in the historical Greenspring balances.

(e)	A decrease in deferred income tax assets of $93.5 million, reflecting:

i.

a release in valuation allowance of $30.0 million due to the recognition of deferred tax liabilities as a result of the pro forma fair value adjustments for assets acquired and liabilities assumed; and

ii.	the reclassification of $123.5 million of deferred tax assets to deferred tax liabilities to net amounts according to tax jurisdictions.

(f)

The impact of the adoption of ASC 842 to conform to the Company’s accounting policies as described in note 3 above, reflecting an increase in lease right-of-use assets of $2.6 million and an increase in lease liabilities of $2.6 million.

(g)	The removal of historical balances relating to certain Greenspring affiliates that were not acquired by the Company, but are included in the historical Greenspring balances, as follows:

i.	cash and cash equivalents of $2.6 million;

ii.	other assets and receivables of $12.3 million; and

iii.	debt obligations of $19.5 million.

(h)	A net increase in intangibles, net of $417.1 million, consisting of:

i.	a decrease relating to the write-off of Greenspring’s historical identifiable net intangible assets of $6,000; and

ii.	an aggregate increase of $417.1 million to recognize the fair value of acquired identifiable intangible assets.

(i)

An increase in goodwill of $568.7 million, representing the excess of the purchase price over the fair value of Greenspring’s net assets acquired based on the estimated preliminary purchase price allocation.

(j)

An increase in accounts payable, accrued expenses and other liabilities of $17.8 million relating to the estimated fair value of payment of up to $75 million of additional cash consideration as an earn-out to the Sellers based on the estimated preliminary purchase price allocation.

(k)

The Greenspring Acquisition is expected to result in carryover basis for all tax attributes. Based on the preliminary acquisition accounting, an adjustment was recorded to reflect a net increase in deferred income tax liability of $10.1 million reflecting the recognition of $98.5 million of deferred income tax liabilities recorded as part of the purchase price allocation and $35.0 million of deferred tax liabilities related to the impact of the merger of certain entities in connection with the Greenspring Acquisition, against $123.5 million of deferred tax assets as a result of the pro forma fair value adjustments for the assets acquired and liabilities assumed.

The estimate of deferred taxes was determined based on the estimated book basis of the net assets acquired after the application of acquisition accounting as compared to the tax basis for the net assets acquired using a blended statutory tax rate. These estimates are preliminary and adjustments to established deferred tax assets and liabilities could change due to refined determination of statutory rates, as well as changes in the estimates of the fair values of assets acquired and liabilities assumed that may occur in conjunction with the finalization of the acquisition accounting and these changes in estimates could be material.

(l)	A net increase in stockholders’ equity of $667.0 million, consisting of:

i.

a net increase of $8,000 relating to (i) a $13,000 increase due to the issuance of 12.7 million shares of the Company’s Class A common stock as part of the equity consideration, offset by (ii) a $5,000 decrease to eliminate the historical equity accounts of Greenspring;

ii.

a net increase of $523.6 million in additional paid-in capital relating to (i) a $558.6 million increase due to the issuance of 12.7 million shares of the Company’s Class A common stock as part of the equity consideration, offset by (ii) a $35.0 million decrease related to the impact of the merger of certain entities in connection with the Greenspring acquisition, and (iii) a $19,000 decrease to eliminate the historical equity accounts of Greenspring;

iii.

a net increase of $9.5 million in retained earnings relating to (i) a $11.3 million decrease to eliminate the historical equity accounts of Greenspring, (ii) a $4.6 million increase to remove historical equity accounts relating to certain Greenspring affiliates that were not acquired by the Company, but are included in the historical Greenspring balances, (iii) the payment of $13.8 million in acquisition-related transaction costs by the Company, and (iv) a $30.0 million increase related to full reversal of the valuation allowance in connection with the deferred tax liability recorded for the Greenspring acquisition of which approximately $5.0 million will be recorded in stockholders’ equity and approximately $25.0 million will be recorded as a benefit in our consolidated statement of income for the three and six months ended September 30, 2021 and thus has been presented as a non-recurring item in stockholders’ equity for purposes of the pro forma financial statements;

iv.	a decrease of $1.4 million in accumulated other comprehensive income to eliminate the historical equity accounts of Greenspring;

v.	an increase of $135.2 million due to the issuance of 3.1 million Class C units of the Partnership as part of the equity consideration; and

vi.

the reallocation of stockholders’ equity of $162.0 million from additional paid-in capital to non-controlling interests in the Partnership due to changes in the economic interests held by StepStone Group Inc. and non-controlling interests in the Partnership due to the issuances of Class A common stock in the Company and Class C units of the Partnership as part of the equity consideration, as follows:

	StepStone Group LP Partnership Interests	%
StepStone Group Inc.	53,022,694	48.0	% (1)
Other partners of the Partnership	57,551,912	52.0%

Total	110,574,606	100.0%

(1)	Excludes approximately 2.5 million shares of restricted stock units issued under the Company’s 2020 Long-Term Incentive Plan, which are convertible into Class A common stock upon vesting.

The computation of pro forma non-controlling interests in the Partnership is as follows:

(in thousands)
Beginning StepStone Group Inc. stockholders’ equity	$304,928
Less: Portion of equity not attributable to economic interests in the Partnership	13,140

Beginning StepStone Group Inc. interests in the Partnership	291,788
Beginning non-controlling interests in the Partnership	429,622
Estimated fair value of equity consideration	693,837
Recognition of deferred income tax liabilities related to Greenspring acquisition	(5,000)
Acquisition-related transaction costs	(13,816)

Total	$1,396,431

Other partners’ economic interest in the Partnership (not including StepStone Group Inc.)	52.0%

Non-controlling interests in the Partnership	726,842
Less: Prior recorded non-controlling interests in the Partnership	564,861

Adjustment to non-controlling interests in the Partnership	$161,981

Note 6 – Adjustments to Unaudited Pro Forma Condensed Combined Statements of Income

The following describes the adjustments to the unaudited pro forma condensed combined statements of income for the three months ended June 30, 2021 and fiscal year ended March 31, 2021:

Reorganization and Initial Public Offering

(a)

In connection with the IPO, the Company granted to employees 2.5 million restricted stock units that vest over a four-year period. This adjustment reflects compensation expense associated with this grant had it occurred at the beginning of the period presented.

(b)	Reflects an adjustment on interest expense to reflect the repayment of $147.3 million of outstanding indebtedness, including accrued interest, using a portion of the proceeds from the IPO.

(c)

The Partnership is treated as a partnership for U.S. federal and state income tax purposes. Following the IPO, the Company is subject to U.S. federal income taxes, in addition to state, local and foreign income taxes with respect to its allocable share of any taxable income generated by the Partnership that will flow through to its interest holders, including the Company. As a result, the unaudited pro forma condensed combined statements of income reflect adjustments to the Company’s income tax expense to reflect a blended statutory tax rate of 22.8% at StepStone Group Inc.

The computation of the pro forma provision for income taxes is below:

	Reorganization and IPO Adjustments	Transaction Accounting Adjustments
(in thousands)	Year Ended March 31, 2021	Three Months Ended June 30, 2021	Year Ended March 31, 2021
Income before provision for income taxes	$340,006	$159,701	$356,268
Less:
Provision for foreign and local income taxes	4,522	1,879	4,522
Net income attributable to non-controlling interests in subsidiaries	23,176	5,614	23,176
Net income attributable to non-controlling interests in legacy Greenspring entities	—	19,553	54,057

Allocable income	312,308	132,655	274,513
StepStone Group Inc.’s economic interest in StepStone Group LP	31.1%	47.1%	38.1%

Income before provision for income taxes attributable to StepStone Group Inc.	97,128	62,481	104,589
StepStone Group Inc. effective tax rate	22.8%	22.8%	22.8%

Provision for income taxes	22,145	14,246	23,846
Less: Prior recorded provision attributable to StepStone Group Inc.	18,734	12,544	22,145

Adjustment to provision for income taxes	$3,411	$1,702	$1,701

The applicable statutory tax rates used for the unaudited pro forma condensed combined financial information will likely vary from the actual effective tax rates in periods as of and subsequent to the completion of the acquisition.

(d)

The Company’s only business is to act as the managing member of the General Partner, and its only material assets are the Class A units of the Partnership and 100% of the interest in the General Partner. Consequently, the Company indirectly operates and controls all of the Partnership’s business and affairs in its capacity as the sole managing member of the General Partner. As a result, the Company consolidates the financial results of the Partnership and reports non-controlling interests related to the interests held by other limited partners of the Partnership in its consolidated statement of income.

The computation of the pro forma income attributable to non-controlling interests is below:

	Reorganization and IPO Adjustments	Transaction Accounting Adjustments
(in thousands)	Year Ended March 31, 2021	Three Months Ended June 30, 2021	Year Ended March 31, 2021
Income before provision for income taxes	$340,006	$159,701	$356,268
Less:
Provision for foreign and local income taxes	4,522	1,879	4,522
Income attributable to non-controlling interest in StepStone Group LP subsidiaries	23,176	5,614	23,176
Net income attributable to non-controlling interests in legacy Greenspring entities	—	19,553	54,057

Allocable income	312,308	132,655	274,513
Non-controlling interests held by Class B and Class C unitholders	68.9%	52.9%	61.9%

Income attributable to non-controlling interests in the Partnership	215,180	70,174	169,924
Less: Prior recorded non-controllling interest	228,783	79,255	215,180

Adjustment to income attributable to non-controlling interests in the Partnership	$(13,603)	$(9,081)	$(45,256)

Debt Financing

(e)	As described in pro forma note 5(a) and 5(b) above, the Company funded the cash portion of the Transaction Consideration with a combination of new debt and cash on hand.

Borrowings under the Revolver bear interest at a variable rate per annum. The Company may designate each borrowing as (i) in the case of any borrowing in U.S. dollars, a base rate loan or a LIBOR rate loan, (ii) in the case of any borrowing denominated in Euros, a EURIBOR rate loan, (iii) in the case of any borrowing denominated in British Pounds Sterling, a Sterling Overnight Index Average (“SONIA”) loan, (iv) in the case of any borrowing denominated in Swiss Francs, a Swiss Average Rate Overnight (“SARON”) loan, and (v) in the case of any borrowing denominated in Australian dollars, an AUD rate loan. Borrowings bear interest equal to (i) in the case of base rate loans, 1.00% plus the greatest of (a) the Prime Rate, (b) the New York Federal Reserve Bank Rate plus 0.50% and (c) the 1 month LIBOR, multiplied by the Statutory Reserve Rate (as defined in the Credit Agreement), plus 1.00%, (ii) in the case of a LIBOR rate loan, the LIBOR rate multiplied by the Statutory Reserve Rate plus 2.00%, (iii) in the case of a EURIBOR rate loan, the EURIBOR rate multiplied by the Statutory Reserve Rate plus 2.00%, (iv) in the case of a SONIA loan, the Sterling Overnight Index Average plus 2.03%, (v) in the case of a SARON loan, the Swiss Average Rate Overnight plus 2.00%, and (vi) in the case of an AUD rate loan, the AUD Screen Rate (as defined in the Credit Agreement) multiplied by the Statutory Reserve Rate plus 2.20%. The Revolver also bears a fee on undrawn commitments equal to 0.25% per annum if total utilization of revolving commitments is greater than 50% and 0.35% per annum if total utilization of revolving commitments is less than 50%.

For pro forma purposes, the weighted average interest rate used was 2.125%. A change of 0.125% in the interest rate would result in an increase or decrease in interest expense of $0.2 million on an annualized basis.

Adjustments to interest expense for the three months ended June 30, 2021 and the year ended March 31, 2021, respectively, include the following:

a.	interest expense of $1.0 million and $3.9 million related to borrowings under the Revolver used to finance a portion of the cash consideration;

b.	fees of $23,000 and $0.1 million relating to undrawn commitments under the Revolver; and

c.	amortization of debt issuance costs of $0.1 million and $0.5 million to interest expense.

Transaction Accounting Adjustments

(f)

The removal of historical balances relating to certain Greenspring affiliates that were not acquired by the Company, but are included in the historical Greenspring balances for the three months ended June 30, 2021 and the year ended March 31, 2021, respectively, as follows:

i.	cash-based compensation of $0 and $0.1 million;

ii.	general, administrative and other expenses of $0.9 million and $3.5 million; and

iii.	interest expense of $0.2 million and $0.9 million.

(g)

A net increase in intangible asset amortization expense of $10.4 million and $41.7 million for the three months ended June 30, 2021 and the year ended March 31, 2021, respectively, reflecting the elimination of historical amortization expense of $1,000 and $3,000 related to Greenspring’s intangible assets and the addition of $10.4 million and $41.7 million in amortization expense from the acquired intangible assets based on the preliminary estimated fair values and weighted average useful life of 10 years.

(h)	The impact of acquisition-related transaction costs, as follows:

a.	the elimination of acquisition-related transaction costs of $3.5 million for the three months ended June 30, 2021 included in the Company’s historical results; and

b.	an increase in general, administrative and other expenses of $13.8 million for the year ended March 31, 2021 relating to the payment of acquisition-related transaction costs by the Company.

(i)	See note 5(c) above for computation of the pro forma provision for income taxes resulting from the Transactions.

(j)	See note 5(d) above for computation of the pro forma income attributable to non-controlling interests in the Partnership resulting from the Transactions.

(k)

Reflects the weighted average shares outstanding used to compute basic and diluted net income per share attributable to StepStone Group Inc. for the three months ended June 30, 2021 and year ended March 31, 2021 that has been adjusted to give effect to the shares issued in the IPO and Greenspring Acquisition as if such issuances had occurred on April 1, 2020.

The computation of the pro forma basic and diluted earnings per share of Class A common stock is as follows:

(in thousands, except share and per share amounts)	Three Months Ended June 30, 2021	Year Ended March 31, 2021
Numerator:
Net income attributable to SSG Inc. - Basic	$48,235	$80,743
Incremental income from assumed vesting of restricted stock units	805	1,207
Incremental income from assumed vesting and exchange of Class B2 units	2,192	3,653

Net income attributable to SSG Inc. - Diluted	$51,232	$85,603

Denominator:
Weighted average shares of Class A common stock outstanding - Basic	52,354,913	42,151,105
Weighted average shares from assumed vesting of restricted stock units	903,119	769,818
Weighted average shares from assumed vesting and exchange of Class B2 units	2,488,979	2,358,538

Weighted average shares of Class A common stock outstanding - Diluted	55,747,011	45,279,461

Net income per share:
Basic	$0.92	$1.92
Diluted	$0.92	$1.89

Diluted earnings per share of Class A common stock is computed by dividing net income attributable to SSG, giving consideration to the reallocation of net income between holders of Class A common stock and non-controlling interests, by the weighted-average number of shares of Class A common stock outstanding adjusted to give effect to potentially dilutive securities, if any.

Shares of the Company’s Class B common stock do not share in the earnings or losses attributable to SSG and therefore are not participating securities. As a result, a separate presentation of basic and diluted earnings per share of Class B common stock under the two-class method has not been included.

The calculation of diluted earnings per share excludes 54,480,393 Class B units and 3,071,519 Class C units of the Partnership as of June 30, 2021, and 56,378,831 Class B units and 3,071,519 Class C units of the Partnership as of March 31, 2021, which are exchangeable into Class A common stock under the if-converted method, as the inclusion of such shares would be anti-dilutive.